STOCK PURCHASE AGREEMENT

          This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 8th day of September, 2005, by and among WIZZARD SOFTWARE CORPORATION, a Colorado corporation ("Wizzard"); and THE BRENDA MOSHER LIVING TRUST (the "Trust"), BRENDA MOSHER, TRUSTEE (the "Trustee"), AND BRENDA MOSHER ("Mosher"), individually (sometimes collectively, the "Sellers,").

                            RECITALS:

     Whereas, the Trust of which Mosher is the Trustee and the sole beneficiary is the owner of all of the outstanding securities of INTERIM HEALTHCARE OF WYOMING, INC., a Wyoming corporation ("Interim"); and

     Whereas, Wizzard and Interim executed and delivered a Letter of Intent effective as of March 11, 2005, whereby Wizzard agreed to purchase and Interim agreed to sell all of the assets of Interim; and

     Whereas, Wizzard now desires to purchase all of the outstanding securities of Interim from the Trust in lieu of purchasing all of the assets of Interim, and the Trust and Mosher desire to sell Wizzard all of the outstanding securities of Interim in lieu of selling all of the assets of Interim to Wizzard;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.   DEFINITIONS AND USAGE.

1.1  Definitions.

     For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

"Accounts Receivable": (a) All trade accounts receivable and other rights to payment from customers of Interim and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Interim, (b) all other accounts or notes receivable of Interim and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

"Appurtenances": All privileges, rights, easements, hereditaments and appurtenances belonging to or for the benefit of any Land, including all easements appurtenant to and for the benefit of any Land (a "Dominant Parcel") for, and as the primary means of access between, the Dominant Parcel and a public way, or for any other use upon which lawful use of the Dominant Parcel for the purposes for which it is presently being used is dependent, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

"Best Efforts": The efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to the Business, expend any material funds or incur any other material burden.

"Breach": Any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

"Bulk Sales Laws": The bulk-transfer provisions of the Uniform Commercial Code (or any similar law).

"Business": When referring to Interim means Interim's business of providing home health care and health care staffing. When referring to Wizzard means Wizzard's business of developing, manufacturing and marketing computer software products that focus on speech recognition and text-to-speech technology (speech technology) to make computers listen and respond to users through verbal communications and a patent-pending talking medical bottle using embedded digital voice recording and replay technologies.

"Business Day": Any day other than (a) Saturday or Sunday or (b) any other day on which banks in Pennsylvania are permitted or required to be closed.

"Closing":  As defined in Section 2.5.

"Closing Date":  The date on which the Closing actually takes place.

"Confidential Information":  As defined in Section 7.7.

"Consent": Any approval, consent, ratification, waiver or other authorization.

"Contemplated Transactions": All of the transactions contemplated by the Transaction Documents.

"Contract": Any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

"Disclosure Schedules": The Disclosure Schedules attached to and incorporated in this Agreement and delivered by the Sellers regarding Interim to Wizzard or by Wizzard to the Sellers concurrently with the execution and delivery of this Agreement.

"Escrow Agreement":   As defined in Section 2.1(d)  and Exhibit 2.1(d).

"Employment Agreement":  As defined in Section 2.1(c) and Exhibit 2.1(c).

"Encumbrance": Any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

"Environment": Soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

"Environmental, Health and Safety Liabilities": Any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

     (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

     (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

"Environmental Law":  Any Legal Requirement that requires or relates to:

     (a) advising appropriate authorities, employees or the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the release or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e)  protecting resources, species or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

     (g) cleaning up pollutants that have been released, preventing the threat of a release or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA":  The Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act":  The Securities Exchange Act of 1934, as amended.

"Facilities": Any real property, leasehold or other interest in real property currently owned or operated by a Person (including, in the case of Interim, the Tangible Personal Property used or operated by Interim at the respective locations of Interim's Real Property or Interim's Leased Real Property respectively specified in Section 3.7 and Section 3.8.

"GAAP": Generally accepted accounting principles for financial reporting in the United States, in effect from time to time, applied on a consistent basis.

"Governing Documents": With respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equity holders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equity holders of any Person; and (g) any amendment or supplement to any of the foregoing.

"Governmental Authorization": Any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body":  Any:

     (a) nation, state, county, city, town, borough, village, district, tribe or other jurisdiction;

     (b) federal, state, local, municipal, foreign, tribal or other government;

     (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

     (d)  multinational organization or body;

     (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

     (f)  official of any of the foregoing.

"Improvements": All buildings, structures, fixtures and improvements located on Land, including those under construction.

"Interim":  As defined in the first paragraph of this Agreement.

"Interim Assets":  All assets owned by Interim on the Effective Date.

"Interim Balance Sheet": As defined in Section 3.4.

"Interim Common Stock.":  The common stock, no value per share, of Interim.

"Interim Contract": Any Contract (a) under which Interim has or may acquire any rights or benefits; (b) under which Interim has or may become subject to any obligation or liability; or (c) by which Interim or any of the Interim Assets may become bound.

"Interim's Counsel":  J. Kenneth Barbe, Esq. of Brown, Drew & Massey, LLP

"Interim EBITDA": Interim's earnings before interest, taxes, depreciation and allowances.

"Interim Employee Plans":  As defined in Section 3.16(a).

"Interim Intellectual Property":  As defined in Section 3.24(a).

"Interim Lease": Any Real Property Lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Interim is a party and any other Interim Contract pertaining to the leasing or use of any Tangible Personal Property.

"Interim Material Consents":  As defined in Section 5.3.

"Interim Permitted Encumbrances":  As defined in Section 3.9.

"Interim Phase I Incentives":  As defined in Section 2.3.

"Interim Phase II Incentives":  As defined in Section 2.4.

"Interim Proposed Transaction":  As defined in Section 7.6.

"Inventories": All inventories of Interim, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Interim in the production of finished goods.

"IRS": The United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

"Knowledge": An individual will be deemed to have Knowledge of a particular fact or other matter if that individual is actually aware of that fact or matter. A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter.

"Land": All parcels and tracts of land in which any Person has an ownership or leasehold interest.

"Legal Requirement": Any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty, including the Foreign Corrupt Practices Act.

"Liability": With respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

"Lock-Up/Leak-Out Agreement":  As defined in Section 2.2(a) and in the form of
Exhibit 2.2(c).

"Occupational Safety and Health Law": Any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"Order": Any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

"Ordinary Course of Business": An action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

     (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

     (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

     (c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

"OTC Bulletin Board": Means the OTC Bulletin Board of the National Association of Securities Dealers, Inc., a medium upon which Wizzard Common Stock is presently publicly traded.

"Person": An individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

"Proceeding": Any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Purchase Price": As defined in Section 2.2(a).

"Real Property":  Any Land and Improvements and all Appurtenances thereto.

"Real Property Lease": Any lease or rental agreement pertaining to the occupancy of any improved space on any Land

"Record": Information pertaining to a Person, its business and/or its properties and assets that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

"Related Person":  With respect to any Person:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

     (b)  any Person that holds a Material Interest in such specified
Person;

     (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

     (d)  any Person in which such specified Person holds a Material
Interest; and

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, (a) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

"Representative": With respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

"Restricted Securities": As defined in Rule 144 of the Securities and Exchange Commission.

"SEC":  The United States Securities and Exchange Commission.

"Securities Act":  The Securities Act of 1933, as amended.

"Subsidiary": With respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

"Tangible Personal Property": All machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Interim (wherever located and whether or not carried on Interim's books), together with any express or implied warranty by the manufacturers or seller or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

"Tax": Any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

"Tax Return": Any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Third Party":  A Person that is not a party to this Agreement.

"Transaction Documents": This Agreement and all other agreement, documents or instruments to be delivered pursuant to the provisions hereof, including
Section 5.4 hereof.

"Wizzard":  As defined in the first paragraph of this Agreement.

"Wizzard Common Stock": The common stock, par value $0.001 per share, of Wizzard.

"Wizzard Contract": Any Contract (a) under which Wizzard has or may acquire any rights or benefits; (b) under which Wizzard has or may become subject to any obligation or liability; or (c) by which Wizzard or any of its assets may become bound.

"Wizzard's Counsel":  Leonard W. Burningham, Esq.

"Wizzard Intellectual Property":  As defined in Section 4.12.

"Wizzard Lease": Any Real Property Lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Wizzard is a party and any other Wizzard Contract pertaining to the leasing or use of any tangible personal property.

"Wizzard Material Adverse Effect":  As defined in Section 4.7.

"Wizzard SEC Reports":  As defined in Section 4.4.

1.2  Usage.

     (a) Interpretation. In this Agreement, unless a clear contrary intention appears:

          (i) the singular number includes the plural number and vice versa;

          (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (iii)     reference to any gender includes each other gender;

          (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

          (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (vi) "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

          (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

          (viii)    "or" is used in the inclusive sense of "and/or";

          (ix) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

          (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

     (b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with sound accounting principles.

     (c) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

2. THE PURCHASE TRANSACTION AND CERTAIN ACTIONS; THE PURCHASE PRICE AND PAYMENT OF PURCHASE PRICE; PHASE I INCENTIVES; PHASE II INCENTIVES; CLOSING AND ASSURANCE PROVISION.

2.1  The Purchase Transaction and Certain Actions.

     (a) The Purchase. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Wizzard shall purchase and the Sellers shall sell all of the outstanding Interim Common Stock. Mosher shall be entitled to take a dividend of $100,000 from Interim on the day of Closing Date. On the Closing Date, Mosher shall also be entitled to take a dividend from Interim equal to the July 31 year to date profits of Interim. In addition, Mosher shall be entitled to an additional dividend from Interim equal to the profit for August, 2005 (without deduction for the settlement paid to the Office of the Inspector General), as soon as the profit for August, 2005, is calculated (which shall be no later than October 1, 2005).

     (b)  Maximum Liabilities.       On Closing, the Sellers shall be
responsible for any Interim Liabilities not incurred in the Ordinary Course of Business of Interim; Interim shall have no more than $114,000 in Liabilities at December 31, 2004; and the Sellers shall indemnify and hold Wizzard and Interim harmless from and against any liabilities in excess of such amount or from and against any claim of any type or nature whatsoever that is based upon any act, omission, occurrence or other event occurring prior to Closing (the "Mosher Liabilities"). Notwithstanding the foregoing, the maximum indemnity obligation of Mosher is limited to 50% of the cash payment portion of the Purchase Price, provided there is no fraud or deceit on the part of the Sellers in this respect. Additionally, Mosher shall not have any indemnity obligation with respect to any liability that is or would be covered by insurance carried by Interim on the date of Closing. Buyer shall undertake to make Interim pay all debts and liabilities of Interim other than the Mosher Liabilities and shall indemnify and hold Mosher harmless from and against any liabilities of Interim other than the Mosher Liabilities. In the event Mosher has personally guaranteed any obligations of Interim, Buyer shall undertake to get Mosher released from such personal guarantees and, if necessary, will pay any indebtedness as necessary to obtain such release. Notwithstanding the foregoing, Mosher will remain as a guarantor on the 120 day loan at Hilltop National Bank in the principal amount of $250,000; provided, however, that Christopher J. Spencer, Armen Geronian, Gordon Berry and Alan Costillo shall personally guaranty to Mosher that the loan will be paid when due and that Mosher will not incur any personal liability for such loan.

     (c)  Employment Agreement.    Mosher shall execute and deliver to
Interim the Employment Agreement in the form of Exhibit 2.1(c) attached hereto and incorporated herein by reference, and effective on such execution and delivery, all other agreements of any type or nature whatsoever between Mosher or any of the Sellers and Interim shall be terminated, compromised and cancelled.

     (d)  Directors.  On the Closing, the persons set forth in Exhibit
2.1(d) hereof shall be designated as directors of Interim, each to hold office in accordance with the Articles of Incorporation and Bylaws of Wizzard, until each director's successor is duly elected or appointed and qualified, and then Mosher shall resign as a director of Interim.

     (e) Officers. On Closing, the persons set forth in Exhibit 2.1(e)hereto shall be elected as the officers of Interim, each to hold office in accordance with the Articles of Incorporation and Bylaws of Wizzard and until each such officer's successor is duly elected or appointed and qualified.

     (f) Medicare Reimbursement Due from the year 2000. Interim and Interim Healthcare of Southern Wyoming, Inc. are owed $46,743 and $42,933 respectively by Medicare for reimbursements from 2000. The parties agree that if or when Interim receives either or both of these payments the full amount received will be paid to Mosher within five (5) business days of receipt as follows:
(i) any payment received on account of Interim will be paid to Mosher as an addition to the Purchase Price; and (ii) any payment received on account of Interim Healthcare of Southern Wyoming, Inc. will be paid to Mosher for and on behalf of Interim Healthcare of Southern Wyoming, Inc. The Sellers disclose that the payment received on account of Interim may be taxable income to Interim. None of these payments shall be counted in any respect in determining the EBITDA for Phase I or II Incentive payments that are outlined in Sections 2.3 and 2.4 hereof.

2.2  The Purchase Price and Payment of Purchase Price.

     (a) The Purchase Price and Payment. Subject to the provisions of paragraph 2.1(f) above, the Purchase Price shall be four times the Interim EBITDA for the calendar year ended December 31, 2004 reduced by the assumed note obligation related to the Office of Inspector General Interim settlement of $250,000. The Interim EBITDA for the calendar year ended December 31, 2004 agreed to be $288,000 (subject to adjustment as set forth below). The Purchase Price, therefore, is $902,000 (i.e. $1,152,000 - $250,000), subject to adjustment as set forth below. The Purchase Price shall be paid as follows: (i) $518,000 shall be paid in cash at the time of Closing; and (ii) $384,000 (subject to adjustment as set forth below) shall be paid in shares of Wizzard Common Stock that are "restricted securities" under Rule 144 of the SEC, with the value of the Wizzard Common Stock to be based upon the average closing price of the Wizzard Common Stock on the OTC Bulletin Board for the five (5) business days preceding the execution and delivery of this Agreement.

     (b) Possible Adjustment to the Stock Portion of the Purchase Price. Buyer has completed an audit or otherwise satisfied itself as to the EBITDA for the calendar year ended December 31, 2004 with the exception of verifying the accounts receivable listed on the December 31, 2004 balance sheet related to Medicare and Medicaid payments (the "Unverified Receivables"). If after the audit of the Unverified Receivables, it is determined that actual collectible amount of the Unverified Receivables is less than 90% of the total amount of Unverified Receivables shown on the December 31, 2004 balance sheet, then the portion of the Purchase Price paid in Wizzard Common Stock will be reduced by an amount equal to four times the difference between 90% of the amount of the Unverified Receivables shown on the December 31, 2004 balance sheet and the amount determined through the audit to be collectable. Mosher will return any Wizzard Common Stock to the extent necessary to comply with the provisions of this paragraph. If it is necessary to return any of the Wizzard Common Stock, amount of stock to be returned will be based on the value ascribed to the Wizzard Common Stock on the Closing Date.

     (c)  Lock-Up/Leak-Out Agreement.  The resale of all Wizzard Common
Stock issued to the Sellers shall be subject to the Lock-Up/Leak-Out Agreement in the form of Exhibit 2.2(c) attached hereto and incorporated herein by reference. The Wizzard Common Stock that is to be issued as part of the payment of the Purchase Price is subject to cancellation as liquidated damages and not as a penalty in the event of early termination of the employment of Mosher under certain circumstances her the Employment Agreement that is referenced in paragraph 2.1(c). Any stock certificate issued hereunder shall be imprinted with an appropriate legend indicating that the resale thereof is subject to compliance with such Lock-Up/Leak-Out Agreement, and further, that the Wizzard Common Stock represented thereby is subject to cancellation in the event of early termination of such Employment Agreement.

     2.3 Phase I Incentives. The Sellers will receive an additional payment of two (2) times the Interim EBITDA for the year ended September 30, 2006 (without taking a deduction for the settlement payment to the Office of the Inspector General in August or September, 2005), based upon the amount that exceeds the Interim EBITDA for the year ended December 31, 2004, twenty-five percent (25%) of which shall be paid in cash and seventy-five percent (75%) of which shall be paid in shares of Wizzard Common Stock that are "restricted securities" under Rule 144 of the SEC, with the value of the Wizzard Common Stock to be based upon the average closing price of the Wizzard Common Stock on the OTC Bulletin Board for the five (5) business days preceding the earlier of receipt of the audited financial statements of Interim for the year ended September 30, 2006, or December 31, 2006. The resale of all Wizzard Common Stock issued to the Sellers shall be subject to the Lock-Up/Leak-Out Agreement in the form of Exhibit 2.2(c). For all purposes related to this Phase Incentive I calculation, Interim will be treated as a separate business entity from Wizzard, with accounting in accordance with GAAP; and Interim will be responsible for all compliance and regulatory controls associated with its current operations and as applied by the SEC and any national securities exchanges by which Wizzard may be governed. The Wizzard Common Stock that is to be issued as part of the payment of the Phase I Incentive, along with the Phase I Incentive payment, if any, is subject to cancellation as liquidated damages and not as a penalty in the event of early termination of the employment of Mosher under certain circumstances her the Employment Agreement that is referenced in Section 2.1(c). Any stock certificate issued hereunder shall be imprinted with an appropriate legend indicating that the resale thereof is subject to compliance with such Lock-Up/Leak-Out Agreement, and further, that the Wizzard Common Stock represented thereby is subject to cancellation in the event of early termination of such Employment Agreement.

     2.4  Phase II Incentives.     The Sellers will receive an additional
payment of two (2) times the Interim EBITDA for the year ended September 30, 2007, based upon the amount that exceeds the Interim EBITDA for the year ended September 30, 2006 (without taking a deduction for the settlement payment to the Office of the Inspector General in August or September, 2005), twenty-five percent (25%) of which shall be paid in cash and seventy-five percent (75%) of which shall be paid in shares of Wizzard Common Stock that are "restricted securities" under Rule 144 of the SEC, with the value of the Wizzard Common Stock to be based upon the average closing price of the Wizzard Common Stock on the OTC Bulletin Board for the five (5) business days preceding the earlier of receipt of the audited financial statements of Interim for the year ended September 30, 2007, or December 31, 2007. The resale of all Wizzard Common Stock issued to the Sellers shall be subject to the Lock-Up/Leak-Out Agreement in the form of Exhibit 2.2(c). For all purposes related to this Phase Incentive I calculation, Interim will be treated as a separate business entity from Wizzard, with accounting in accordance with GAAP; and Interim will be responsible for all compliance and regulatory controls associated with its current operations and as applied by the SEC and any national securities exchanges by which Wizzard may be governed. The Wizzard Common Stock that is to be issued as part of the payment of the Phase II Incentive, along with the Phase II Incentive payment, if any, is subject to cancellation as liquidated damages and not as a penalty in the event of early termination of the employment of Mosher under certain circumstances her the Employment Agreement that is referenced in Section 2.1(c). Any stock certificate issued hereunder shall be imprinted with an appropriate legend indicating that the resale thereof is subject to compliance with such Lock-Up/Leak-Out Agreement, and further, that the Wizzard Common Stock represented thereby is subject to cancellation in the event of early termination of such Employment Agreement.

2.5 Closing. The Closing (the "Closing") will take place at such location, on such date and at such time as the parties hereto shall mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions set forth in Articles 5 and 6, but in no event later than five (5) Business Days after the date that all of the conditions of Articles 5 and 6 are satisfied or waived.

2.6 Governmental Notice. Buyer will give notice to all Governmental Bodies to whom notice of the Transaction is required to be given within five (5) business days after the Closing.


3.   REPRESENTATIONS AND WARRANTIES OF INTERIM.

The Sellers represent and warrant to Wizzard as follows:

3.1  Organization and Good Standing.

     (a) Interim is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct the Business, to own or use Interim Assets that it purports to own or use, and to perform all its obligations under the Interim Contracts. Interim is duly qualified to do business in its jurisdiction of incorporation and is in good standing under the laws of State of Wyoming.

     (b) Interim has no Subsidiary and does not own any shares of capital stock or other securities of any other Person.

3.2  Enforceability; Authority; No Conflict.

     (a) Upon the execution and delivery by the Sellers, this Agreement and the other Transaction Documents to which they are a party constitute the legal, valid and binding obligation of each, as applicable, enforceable against them in accordance with its terms. Except for the approval of the Interim Common Stockholder, the Sellers have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the other Transaction Documents to which they are a party and to perform their respective obligations hereunder and thereunder.

     (b) Except as set forth in Schedule 3.2(b), neither the execution and delivery of any of the Transaction Documents nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) Breach (A) any provision of any of the Governing Documents of Interim or (B) any resolution adopted by the board of directors of Interim or (C) the provisions of any agreement that the Sellers are party to;

          (ii) Breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Interim, or any of the Interim Assets, may be subject;

         (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Interim or that otherwise relates to the Interim Assets or to the Business;

          (iv) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Interim Contract; or

          (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the Interim Assets.

     (c) Except as set forth in Schedule 3.2(c), and except for the approval of the Interim Common Stockholder, Interim and the Sellers are not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3  Capitalization.     The authorized capital stock of Interim consists of
50,000 shares of Interim Common Stock, of which 1,000 shares are issued and outstanding, all owned, free and clear of any liens or encumbrances of any type or nature whatsoever, by the Trust. No other capital stock is authorized or issued. All issued and outstanding shares of Interim Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Schedule 3.3(a), there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but unissued, unauthorized shares of capital stock or any other security of Interim, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security.

3.4 Financial Statements. The Sellers have delivered to Wizzard an unaudited balance sheet of Interim as of December 31, 2004 (the "Interim Balance Sheet"). Such financial statement fairly presents the financial condition and the results of operations, and cash flows of Interim as of the respective dates of and for the periods referred to in such financial statement. The financial statement referred to in this Section 3.4 reflect and will reflect the consistent application of sound accounting principles throughout the periods involved except as disclosed in the notes to such financial statements.

3.5 Books and Records. The books of account and other financial Records of Interim, all of which have been made available to Wizzard by the Sellers, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The corporate minute books of Interim, all of which have been made available to Wizzard by the Sellers, contain accurate and complete Records of all minutes prepared by Interim. Interim is a Wyoming Statutory Close Corporation and as such is not required to keep minutes or meetings of the shareholders or board of directors.

3.6 Sufficiency of Interim Assets. The Interim Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, reasonably necessary to operate the Business in the manner presently operated by Interim.

3.7 Owned Real Property. Interim does not own or hold an ownership interest in any Real Property, except as set forth in Schedule 3.7.

3.8  Leased Real Property.   Interim does not lease any Real Property, except
as set forth in Schedule 3.8.

3.9 Title to Interim Assets; Encumbrances. Interim owns good and marketable title to all of the Interim Assets free and clear of any Encumbrances other than those described in Schedule 3.9 ("Interim Permitted Encumbrances"). Interim warrants to Wizzard that, at the time of Closing, all other Interim Assets shall be free and clear of all Encumbrances other than Interim Permitted Encumbrances.

3.10 Condition of Tangible Personal Property.     To Interim's Knowledge each
item of Tangible Personal Property of Interim is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. To Interim's Knowledge no item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed in Schedule 3.10, all Tangible Personal Property used in the Business is in the possession of Interim.

3.11 Accounts Receivable. All Accounts Receivable that are reflected on the Interim Balance Sheet represent or will represent, as the case may be, valid obligations arising from sales actually made or services actually performed by Interim in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, Mosher gives notice that some of the Accounts Receivable will likely not be collected, but warrants that the percentage of write-offs of Accounts Receivable will not be materially different from historic write-offs. However, except as set forth above, Mosher does not make any warranty as to the collectability of any Account Receivable and specifically discloses that the actual amount paid by Medicare, Medicaid or a third party payor, such as an insurance provider, may be less than the actual amount of the Account Receivable shown on the Balance Sheet. To Mosher's Knowledge, there is no contest, claim, defense or right of setoff under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Schedule 3.11 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of each such Account Receivable.

3.12 Inventories. Interim owns good and marketable title to all of its Inventories free and clear of any Encumbrances other than those described in
Schedule 3.12 ("Interim Permitted Encumbrances").

3.13 No Undisclosed Liabilities. Except as set forth in Schedule 3.13, Interim has no Liability except for Liabilities reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business of Interim since the date of the Interim Balance Sheet.

3.14 Taxes. Interim has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements. Interim has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Interim. Except as provided in Schedule 3.14, Interim currently is not the beneficiary of any extension of time within which to file any Tax Return, and (b) there are no Encumbrances on any of the Interim Assets that arose in connection with any failure (or alleged failure) to pay any Tax and Interim has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

3.15 [Intentionally Omitted]

3.16 Employee Benefits.

     (a)       Schedule 3.16(a) lists all material
 (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA, of Interim, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of Interim, in the case of a plan described in (i) or (ii) above, that is currently maintained by Interim or with respect to which Interim has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect (the "Interim Employee Plans"). Interim has heretofore made available to Wizzard true and complete copies of the Interim Employee Plans and any amendments thereto, any related trust, insurance contract, summary plan description, and, to the extent required under ERISA or the Code, the most recent annual report on Form 5500 and summaries of material modifications.

     (b)  Except as set forth on Schedule 3.16(b), no Interim Employee Plan is
 (1) a "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (2) a "multiple employer plan" within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code, or (3) is subject to Title IV of ERISA or Section 412 of the Code.
     (c) Except as set forth on Schedule 3.16(c), there is no proceeding pending or, to Interim's Knowledge, threatened against the assets of any Interim Employee Plan or, with respect to any Interim Employee Plan, against Interim other than proceedings that would not reasonably be expected to result in a material liability, and to Interim's Knowledge, there is no proceeding pending or threatened in writing against any fiduciary of any Interim Employee Plan other than proceedings that would not reasonably be expected to result in a material liability.
     (d) Each of the Interim Employee Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.
     (e) Each of the Interim Employee Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination, notification, or opinion letter from the IRS.
     (f) Except as set forth on Schedule 3.16(f), no director, officer or employee of Interim will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any Interim Employee Plan solely as a result of consummation of the Contemplated Transactions.

3.17 Compliance with Legal Requirements; Governmental Authorizations.

     (a)  Except as set forth in Schedule 3.17(a):

          (i) To Interim's Knowledge, Interim has been and is in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of the Business or the ownership or use of any of the Interim Assets;

          (ii) To Interim's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Interim of, or a failure on the part of Interim to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of Interim to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) Interim has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of Interim to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Schedule 3.17(b) contains a complete and accurate list of each Governmental Authorization that is held by Interim or that otherwise relates to the Business or the Interim Assets. Each Governmental Authorization listed or required to be listed in Schedule 3.17(b) is valid and in full force and effect. To Interim's Knowledge, the Governmental Authorizations listed in
Schedule 3.17(b) collectively constitute all of the Governmental Authorizations necessary to permit Interim to lawfully conduct and operate the Business and to permit Interim to own and use the Interim Assets in the manner in which it currently owns and uses the Interim Assets.

3.18 Legal Proceedings; Orders.

     (a) Except as set forth in Schedule 3.18(a), there is no pending or, to Interim's Knowledge, threatened Proceeding:

          (i) by or against Interim or that otherwise relates to or may affect the Business or any of the Interim Assets; or

          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Interim, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Interim has delivered to Wizzard copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Schedule 3.18(a).

     (b)  Except as set forth in Schedule 3.18(b):

          (i) there is no Order to which Interim, the Business or any of the Interim Assets is subject; and

          (ii) to the Knowledge of Interim, no officer, director, agent or employee of Interim is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Business.

     (c)  Except as set forth in Schedule 3.18(c):

          (i) Interim has been and is in compliance with all of the terms and requirements of each Order to which it, the Business or any of the Interim Assets is or has been subject;

          (ii) no event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Interim, the Business or any of the Interim Assets is subject; and

          (iii) Interim has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Interim, the Business or any of the Interim Assets is subject.

3.19 Absence of Certain Changes and Events. Except as set forth in Schedule 3.19, since the date of the Interim Balance Sheet, Interim has conducted the Business only in the Ordinary Course of Business and there has not been any:

     (a) change in Interim's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of Interim or issuance of any security convertible into such capital stock;

     (b)  amendment to the Governing Documents of Interim;

     (c) payment (except in the Ordinary Course of Business) or increase by Interim of any bonuses, salaries or other compensation to any director, officer or employee or entry into any employment, severance or similar Contract with any director, officer or employee;

     (d) adoption of, amendment to or increase in the payments to or benefits under, any Interim Employee Plan;

     (e) damage to or destruction or loss of any property or assets used in the Business, whether or not covered by insurance;

     (f)  entry into, termination of or receipt of notice of termination of
(i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which Interim is a party, or (ii) any Contract or transaction involving a total remaining commitment by Interim of at least $3,000;

     (g) sale (other than sales of Inventories in the Ordinary Course of Business), lease or other disposition of any asset or property of Interim used in the Business (including the Intellectual Property Assets) or the creation of any Encumbrance on any Asset;

     (h) cancellation or waiver of any claims or rights with a value to Interim in excess of $3,000;

     (i) indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with Interim;

     (j)  material change in the accounting methods used by Interim; or

     (k)  Contract by Interim to do any of the foregoing.

3.20 Contracts; No Defaults

     (a) Schedule 3.20(a) contains an accurate and complete list, and Interim has delivered to Wizzard accurate and complete copies, of:

          (i) each Interim Contract that involves performance of services or delivery of goods or materials by Interim of an amount or value in excess of $3,000;

          (ii) each Interim Contract that involves performance of services or delivery of goods or materials to Interim of an amount or value in excess of $3,000;

          (iii) each Interim Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Interim in excess of $3,000;

          (iv) each Interim Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $3,000 and with a term of less than one year);

          (v) each Interim Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

          (vi) each Interim Contract (however named) involving a sharing of profits, losses, costs or liabilities by Interim with any other Person;

          (vii) each Interim Contract containing covenants that in any way purport to restrict the Business activity or limit the freedom of Interim to engage in any line of business or to compete with any Person;

          (viii) each Interim Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

          (ix) each power of attorney of Interim that is currently effective and outstanding;

          (x) each Interim Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Interim to be responsible for consequential damages;

          (xi) each Interim Contract for capital expenditures in excess of $3,000;

         (xii) each Interim Contract not denominated in U.S. dollars;

        (xiii) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by Interim other than in the Ordinary Course of Business; and

         (xiv) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

     (b)  Except as set forth in Schedule 3.20(b):

          (i) each Interim Contract identified or required to be identified in Schedule 3.20(a) is in full force and effect and is valid and enforceable in accordance with its terms;

          (ii) each Interim Contract identified or required to be identified in Schedule 3.20(a) will not be subject to cancellation or termination by the other party simply as a result of the Contemplated Transactions; and

          (iii) to the Knowledge of Interim, no Interim Contract identified or required to be identified in Schedule 3.20(a) could reasonably be expected to have, upon completion or performance thereof, a Interim Material Adverse Affect.

     (c)  Except as set forth in Schedule 3.20(c):

          (i) Interim has been and is in compliance with all applicable terms and requirements of each Interim Contract;

          (ii) to Interim's Knowledge, each Third Party that has or had any obligation or liability under any Interim Contract has been and is in full compliance with all applicable terms and requirements of such Contract;

          (iii) to Interims Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a Breach of, or give Interim or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Interim Contract;

          (iv) to Interim's Knowledge, no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Acquired Assets; and

          (v) Interim has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Interim Contract.

     (d) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Interim under current or completed Interim Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

     (e) Each Interim Contract relating to the sale, design, manufacture or provision of products or services by Interim has been entered into in the Ordinary Course of Business of Interim and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.21 Environmental Matters. None of the operations of Interim involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

3.22 Employees.

     (a) Schedule 3.22(a) contains a complete and accurate list of the following information for each employee, director, independent contractor, consultant and agent of Interim, including each employee on leave of absence or layoff status: job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since December 31, 2004; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan.

     (b) To the Knowledge of Interim, no officer, director, agent, employee, consultant, or contractor of Interim is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Business or (ii) to assign to Interim or to any other Person any rights to any invention, improvement, or discovery. To the Knowledge of Interim no former or current employee of Interim is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Interim or Wizzard to conduct the Business as heretofore carried on by Interim.

3.23 Labor Disputes; Compliance. Except as disclosed in Schedule 3.23, (i) Interim has not been, and is not now, a party to any collective bargaining agreement or other labor contract; (ii) there is not presently pending or existing, and to Interim's Knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving Interim; (iii) to Interim's Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; (iv) there is not pending or, to Interim's Knowledge, threatened against or affecting Interim any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Body, and there is no organizational activity or other labor dispute against or affecting Interim or its Facilities; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending; (vi) no grievance or arbitration Proceeding exists that could reasonably be expected to have a Interim Material Adverse Effect; (vii) there is no lockout of any employees by Interim, and no such action is contemplated by Interim; and (viii) to Interim's Knowledge there has been no charge of discrimination filed against or threatened against Interim with the Equal Employment Opportunity Commission or similar Governmental Body.

3.24 Intellectual Property Assets.

     (a) Interim owns, or is licensed or otherwise possesses or has applied for legal enforceable rights to use all: (i) patentable inventions, technology, computer programs and software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (ii) trade secrets, including confidential and other non-public information (iii) copyrights in writings, designs, software programs, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (iv) databases and all database rights; and (v) Internet Web sites, domain names and applications and registrations pertaining thereto (collectively, "Interim Intellectual Property") that are used in the Business except for any such failures to own, be licensed or process that would not be reasonably likely to have a Interim Material Adverse Effect.
     (b) Except as may be evidenced by patents issued after the date hereof, to Interim's Knowledge, there are no conflicts with or infringements of any material Interim Intellectual Property by any third party and the conduct of the businesses as currently conducted does not conflict with or infringe any proprietary right of a third party.
     (c) Schedule 3.24 sets forth a complete list of all patents, registrations and applications pertaining to the Interim Intellectual Property owned by Interim. Except as set forth on Schedule 3.24, all such Interim Intellectual Property listed is owned by Interim, free and clear of liens or encumbrances of any nature.
     (d) Schedule 3.24 sets forth a complete list of all material licenses, sublicenses and other agreements in which Interim has granted rights to any person to use the Interim Intellectual Property. Interim will not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, be in breach of any license, sublicense or other agreement relating to the Interim Intellectual Property.
3.25 Foreign Investment in Real Property Tax Act. Interim is not a United States Real Property Holding Company for purposes of the Foreign Investment in Real Property Tax Act of 1980.

3.26 Product Liability. Other than as described on Schedule 3.26, there has been no claim, notice of claim, recall, demand, investigation or other indication received by Interim concerning potential or alleged defective products (other than customer dissatisfaction returns in the Ordinary Course of Business). To Interim's Knowledge, there is no material product quality, design, engineering or safety issue concerning any product manufactured, distributed or sold by Interim. To Interim's Knowledge, all products sold by Interim have complied with all governmental, trade association and other mandatory and voluntary requirements, specifications and other forms of guidance

3.27 Affiliated Transactions. All loans, sales, purchases and other transactions between Interim and any Related Person of Interim which are currently in effect are described in Schedule 3.27.

3.28 Brokers or Finders. Except as described on Schedule 3.28, neither Interim nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the Contemplated Transactions.

3.29 Disclosure.

     (a) No representation or warranty or other statement made by Interim in this Agreement, the Disclosure Schedules, any supplement to the Disclosure Schedules, the certificates delivered pursuant to Section 5.4 or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

     (b) Interim has no Knowledge of any fact that has specific application to Interim, the Business or the Interim Assets (other than general economic or industry conditions) and that could reasonably be expected to have a Material Adverse Affect that has not been set forth in this Agreement or the Disclosure Schedules.

3.30 Access to Wizzard Information and Acknowledgment. The Sellers further represent (i) that they have received and reviewed the Wizzard SEC Reports and have been given full and complete access to Wizzard for the purpose of obtaining such information as the Sellers or their qualified representative have reasonably requested in connection with their decision sell the Interim Common Stock in partial consideration of which they will be paid in shares of Wizzard Common Stock; (ii) that the Sellers have been afforded the opportunity to ask questions of the officers of Wizzard regarding its business prospects and the Wizzard Common Stock, all as they or their qualified representatives have found necessary to make an informed investment decision to receive the Wizzard Common Stock in partial consideration of the Purchase Price of their Interim Common Stock; (iii) that they know the meaning of the phrase "restricted securities" and know that they are not freely tradeable registered for resale with the SEC or in accordance with Rule 144 of the SEC or an available exemption from the registration provisions of the Securities Act;
(iv) that Wizzard has no obligation to register the Wizzard Common Stock being conveyed by it hereunder; (v) that each of the Sellers is an "accredited investors," or a "sophisticated investor," as those terms of defined in Rule 506 of the SEC, and as such, each of the Sellers if fully capable of assessing the risks and merits of an investment in the Wizzard Common Stock, either singly or with the aid and assistance of a qualified purchaser representative; and (vi) that any stock certificate that represent such shares of Wizzard Common Stock shall be imprinted with an appropriate "restricted" legend to the effect of the foregoing, and will be substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

THESE SECURITIES ARE SUBJECT TO THE RESALE PROVISIONS OF A LOCK-UP.LEAK-OUT AGREEMENT BETWEEN THE HOLDER AND THE COMPANY THAT IS ON FILE WITH THE TRANSFER AGENT FOR THE COMPANY.

4.   REPRESENTATIONS AND WARRANTIES OF WIZZARD.

     Wizzard represents and warrants to Interim as follows:

4.1  Organization and Good Standing.

     (a) Wizzard is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business, to own or use the assets that it purports to own or use, and to perform all of its obligations under the Wizzard Contracts. Wizzard is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Schedule 4.1(a) contains a complete and accurate list of every jurisdiction in which Wizzard is qualified to do business.

     (b) Wizzard has no Subsidiary and does not own any shares of capital stock or other securities of any other Person, other than as set forth on
Schedule 4.1(b).

4.2  Enforceability; Authority; No Conflict.

     (a) Upon the execution and delivery by it, this Agreement and the other Transaction Documents to which it is a party constitute the legal, valid and binding obligation of Wizzard, enforceable against it in accordance with its terms. Wizzard has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, and such action has been duly authorized by all necessary action by Wizzard's board of directors.

     (b) Except as set forth in the Wizzard SEC Reports (as defined below), neither the execution and delivery of any of the Transaction Documents nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) Breach (A) any provision of any of the Governing Documents of Wizzard, or (B) any resolution adopted by the board of directors of Wizzard;

          (ii) Breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Wizzard or any of their assets, may be subject;

         (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Wizzard or that otherwise relates to its assets or its business; or

          (iv) breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Wizzard Contract; or

     (c) Except as set forth in the Wizzard SEC Reports (as defined below), Wizzard is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3  Capitalization.

     The authorized capital stock of Wizzard consists of 100,000,000 shares of Wizzard Common Stock, of which 27,657,190 shares are issued and outstanding; and 10,000,000 shares of preferred stock, of which there are no shares outstanding. No other capital stock is authorized or issued. All issued and outstanding shares of Wizzard Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in the Wizzard SEC Reports (as defined below), there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but unissued, unauthorized shares of capital stock or any other security of Wizzard, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security.

4.4 SEC Reports and Financial Statements. Since January 1, 2001, Wizzard has filed with the SEC all reports and other filings required to be filed by Wizzard in accordance with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the "Wizzard SEC Reports"). As of their respective dates, the Wizzard SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder applicable to such Wizzard SEC Reports and, except to the extent that information contained in any Wizzard SEC Report has been revised or superseded by a later Wizzard SEC Report filed and publicly available prior to the date of this Agreement, none of the Wizzard SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Wizzard included in the Wizzard SEC Reports were prepared from and are in accordance with the accounting books and other financial Records of Wizzard, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of Wizzard and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Wizzard SEC Reports, Wizzard has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities or obligations incurred in the ordinary course of business. The Wizzard SEC Reports accurately disclose (i) the terms and provisions of all stock option plans, (ii) transactions with affiliates, and
(iii) all material contracts required to be disclosed pursuant to Item 601(b)(10) of Regulation S-B promulgated by the SEC.

4.5 Books and Records. The books of account and other financial Records of Wizzard, all of which have been made available to Interim, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The corporate minute books of Wizzard, all of which have been made available to Interim, contain accurate and complete Records of all meetings held of the stockholders of Wizzard and by the board of directors and committees of the board of directors of Wizzard, and no meeting of the stockholders of Wizzard, the board of directors of Wizzard, or any committee thereof, has been held for which minutes have not been prepared or are not contained in such minute books.

4.6 No Undisclosed Liabilities. Except as set forth in the Wizzard SEC Reports, Wizzard has no Liability except for Liabilities reflected or reserved against in the balance sheets included in the Wizzard SEC Reports and current liabilities incurred in the Ordinary Course of Business of Wizzard since the date of the most recent balance sheet included in the Wizzard SEC Reports.

4.7 No Material Adverse Change. Since the date of the most recent balance sheet included in the Wizzard SEC Reports, there has not been any material adverse change in the business or the assets, or the operations, prospects, results of operations or condition (financial or other) of Wizzard (a "Wizzard Material Adverse Effect"), and no event has occurred or circumstance exists that could reasonably be expected to have a Wizzard Material Adverse Effect.

4.8  Legal Proceedings; Orders.

     (a) Except as set forth in the Wizzard SEC Reports, there is no pending or, to Wizzard's Knowledge, threatened Proceeding:

          (i) by or against Wizzard or that otherwise relates to or may affect its business or any of its assets; or

          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Wizzard, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Wizzard has delivered to Interim copies of all pleadings, correspondence and other documents relating to each Proceeding listed in the Wizzard SEC Reports. There are no Proceedings listed or required to be listed in the Wizzard SEC Reports that could reasonably be expected to have a Wizzard Material Adverse Effect.

     (b)  Except as set forth in the Wizzard SEC Reports:

          (i) there is no Order to which Wizzard, its business or any of its assets is subject; and

          (ii) to the Knowledge of Wizzard, no officer, director, agent or employee of Wizzard is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to its business.

     (c)  Except as set forth in the Wizzard SEC Reports:

          (i) Wizzard has been and is in compliance with all of the terms and requirements of each Order to which is or has been subject;

          (ii) no event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Wizzard or any of its assets is subject; and

          (iii) Wizzard has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Wizzard, its business or any of its assets is subject.

4.9 Absence of Certain Changes and Events. Except as set forth in the Wizzard SEC Reports, since the date of the most recent balance sheet included in Wizzard SEC Reports, Wizzard has conducted its business only in the Ordinary Course of Business and there has not been any:

     (a) change in Wizzard's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of Wizzard or issuance of any security convertible into such capital stock;

     (b)  amendment to the Governing Documents of Wizzard;

     (c) payment (except in the Ordinary Course of Business) or increase by Wizzard of any bonuses, salaries or other compensation to any director, officer or employee or entry into any employment, severance or similar Contract with any director, officer or employee;

     (d) adoption of, amendment to or increase in the payments to, or benefits under, any "employee benefit plan" (as defined by Section 3(3) of ERISA);

     (e) damage to or destruction or loss of any property or assets used in the business of Wizzard, whether or not covered by insurance;

     (f)  entry into, termination of or receipt of notice of termination of
(i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which Wizzard is a party, or (ii) any Contract or transaction involving a total remaining commitment by Wizzard of at least $10,000;

     (g) sale (other than sales of Inventories in the Ordinary Course of Business), lease or other disposition of any asset or property of Wizzard used in its business (including the Intellectual Property Assets) or the creation of any Encumbrance on any asset of Wizzard;

     (h) cancellation or waiver of any claims or rights with a value to Wizzard in excess of $10,000;

     (i) indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with Wizzard;

     (j)  material change in the accounting methods used by Wizzard; or

     (k)  Contract by Wizzard to do any of the foregoing.

4.10 Environmental Matters. None of the operations of Wizzard involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

4.11 Labor Disputes; Compliance. Except as disclosed in the Wizzard SEC Reports, (i) Wizzard has not been, and is not now, a party to any collective bargaining agreement or other labor contract; (ii) there is not presently pending or existing, and to Wizzard's Knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving Wizzard; (iii) to Wizzard's Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; (iv) there is not pending or, to Wizzard's Knowledge, threatened against or affecting Wizzard any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Body, and there is no organizational activity or other labor dispute against or affecting Wizzard or the Facilities of Wizzard; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending; (vi) no grievance or arbitration Proceeding exists that could reasonably be expected to have a Wizzard Material Adverse Effect; (vii) there is no lockout of any employees by Wizzard, and no such action is contemplated by Wizzard; and
(viii) to Wizzard's Knowledge there has been no charge of discrimination filed against or threatened against Wizzard with the Equal Employment Opportunity Commission or similar Governmental Body.

4.12 Intellectual Property Assets.

     (a) Wizzard owns, or is licensed or otherwise possesses legal enforceable rights to use all: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable inventions, technology, computer programs and software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential and other non-public information (iv) copyrights in writings, designs, software programs, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) databases and all database rights; and (vi) Internet Web sites, domain names and applications and registrations pertaining thereto (collectively, "Wizzard Intellectual Property") that are used in Wizzard's business except for any such failures to own, be licensed or process that would not be reasonably likely to have a Wizzard Material Adverse Effect.
     (b) Except as may be evidenced by patents issued after the date hereof, there are no conflicts with or infringements of any material Wizzard Intellectual Property by any third party and the conduct of the businesses as currently conducted does not conflict with or infringe any proprietary right of a third party.
     (c) The Wizzard SEC Reports sets forth a complete list of all patents, registrations and applications pertaining to the Wizzard Intellectual Property owned by Wizzard. Except as set forth on the Wizzard SEC Reports all such Wizzard Intellectual Property listed is owned by Wizzard, free and clear of liens or encumbrances of any nature.
     (d) The Wizzard SEC Reports set forth a complete list of all material licenses, sublicenses and other agreements in which Wizzard has granted rights to any person to use the Wizzard Intellectual Property. Wizzard will not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, be in breach of any license, sublicense or other agreement relating to the Wizzard Intellectual Property.
     (e) Wizzard owns or has the right to use all software currently used in and material to its business.

4.13 Brokers or Finders. Except as set forth in the Wizzard SEC Reports, neither Wizzard nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the Contemplated Transactions.

4.14 Disclosure.

     (a) No representation or warranty or other statement made by Wizzard in this Agreement, the Disclosure Schedules, any supplement to the Disclosure Schedules, the certificates delivered pursuant to Section 6.3 or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

     (b) Wizzard does not have any Knowledge of any fact that has specific application to Wizzard, its business or its assets (other than general economic or industry conditions) and that could reasonably be expected to have a Wizzard Material Adverse Affect that has not been set forth in this Agreement or the Disclosure Schedules.

5.   CONDITIONS PRECEDENT TO WIZZARD'S OBLIGATION TO CLOSE.

     Wizzard's obligations hereunder are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Wizzard, in whole or in part):

5.1 Accuracy of Representations All of the Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and, if Closing occurs on a date subsequent thereto, shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any supplement to the Disclosure Schedules.

5.2 The Sellers' Performance. All of the covenants and obligations that the Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

5.3 Consents. Each of the Consents identified in Exhibit 5.3 (the "Material Consents") shall have been obtained and be in full force and effect.

5.4 The Sellers' Closing Documents. The Sellers shall deliver, or cause to be delivered, to Wizzard:

     (a)  the Interim corporate minute book and corporate seal;

     (b) a stock certificate representing all of the outstanding Interim Common Stock;

     (c) an Employment Agreement, in the form of Exhibit 2.2(c) executed by Brenda Mosher;

     (d) a Lock-Up/Leak-Out Agreement, in the form of Exhibit 2.2(c)executed by the Sellers;

     (e) as Escrow Agreement, in the form Exhibit 2.2(d) executed by the Sellers;

     (e) a certificate signed by each of the Sellers and dated the Closing Date, stating that the conditions specified in Section 5.1 and Section 5.2have been fully satisfied;

     (f) certificates dated as of a date not earlier than thirty (30) days immediately preceding the Closing Date as to the good standing of Interim, executed by the appropriate officials of the State of Wyoming;

     (g) the articles of incorporation and all amendments thereto of Interim, duly certified as of a date not later than the date that is thirty
(30) days immediately preceding the Closing Date, by the Secretary of State of the jurisdiction of Interim's incorporation; and

     (h) such other documents relating to the Contemplated Transactions as Wizzard may reasonably request that are customary for similar transactions.

5.5 No Conflict. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Wizzard or any Related Person of Wizzard to suffer any material adverse consequence under (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body, excluding Bulk Sales Laws. The parties hereby waive compliance with Bulk Sales Laws in connection with the Contemplated Transactions.

6.   CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS TO CLOSE.

     The Sellers' obligations hereunder are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Sellers in whole or in part):

6.1 Accuracy of Representations. All of Wizzard's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

6.2 Wizzard's Performance. All of the covenants and obligations that Wizzard is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

6.3 Wizzard Closing Documents. Wizzard shall have, or shall have cause to be, delivered to the Sellers or the Escrow Agent under the Escrow Agreement:

     (a) the Purchase Price in cash, along with the stock certificates representing the shares of Wizzard Common Stock that are part of the Purchase Price;

     (b)  the Employment Agreement executed by the Interim's new officers;

     (c) a certificate signed by the president or chief financial officer of Wizzard dated the Closing Date, stating that the conditions specified in
Section 6.1 and Section 6.2 have been fully satisfied;

      (d) certificates dated as of a date not earlier than thirty (30) days immediately preceding the Closing Date as to the good standing of Wizzard, executed by the appropriate officials of the State of Colorado and each jurisdiction in which Wizzard is licensed or qualified to do business as a foreign corporation as specified in Schedule 4.1; and

     (e) such other documents relating to the Contemplated Transactions as Interim may reasonably request that are customary for similar transactions.

7.   COVENANTS.

7.1 Reports and Returns. The Sellers and Wizzard each shall promptly after the Closing prepare and file all reports and returns required by any Legal Requirement relating to the Business as conducted using the Interim Assets, to and including the Closing, or relating to the Contemplated Transactions.

7.2 Assistance in Proceedings. The Sellers will cooperate with Wizzard and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction or
(b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Interim or the Business.

7.3 Nondisparagement. After the Closing Date, the Sellers shall use their Best Efforts to not permit any Related Person to, disparage Wizzard or any of Wizzard's shareholders, directors, officers, employees or agents; and conversely, after the Closing Date, Wizzard shall us its Best Efforts to not permit any Related Person to, disparage the Sellers or Interim or any of Interim's former or current shareholders, directors, officers, employees or agents

7.4 Customer and Other Business Relationships. After the Closing, the Sellers will cooperate with Wizzard in its efforts to continue and maintain for the benefit of Interim those business relationships of Interim existing prior to the Closing and relating to the business to be operated by Interim after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others. The Sellers will refer to Interim all inquiries relating to the Business. Neither the Sellers nor any of their respective employees or agents shall take any action that would tend to diminish the value of the Interim Assets after the Closing or that would interfere with the business of Interim to be engaged in after the Closing, including disparaging the name or business of Interim.

7.5 Access to Records. The Sellers shall provide Wizzard and its Representatives reasonable access to Records of Interim, during normal business hours and on at least three days' prior written notice, for any reasonable business purpose specified by Wizzard in such notice. Wizzard shall provide the Sellers and their representatives, reasonable access to Records of Interim for purposes of completing and filing any tax returns or other filings that will be required after Closing, including the preparation of audited financial statements of Interim.

7.6 No Solicitation. The Sellers shall and shall direct and use reasonable efforts to cause their respective Representatives to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to an Interim Proposed Transaction (as defined below). They shall, not shall permit nor authorize or permit any of their Representatives, directly or indirectly, to knowingly (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Proposed Transaction or (ii) participate in any discussion or negotiations regarding any Proposed Transaction. The term "Interim Proposed Transaction" means any inquiry, proposal or offer from any person relating to any form of business combination involving Interim, or any direct or indirect acquisition or purchase of all or substantially all of the assets of Interim or 10 percent or more of any class of equity securities of Interim, any tender offer or exchange offer that if consummated would result in any person beneficially owning any shares of any class of equity securities of Interim, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Interim, other than the Contemplated Transactions.

7.7 Confidential Information. Prior to the Closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, both parties shall return to the other party and neither Wizzard nor the Sellers or any of their respective Representatives shall disclose to any Third Party or otherwise use, any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

          (i) is known to the party receiving the information at the time of disclosure, unless any individual who knows the information is under an obligation to keep that information confidential;
          (ii) becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or
          (iii) is received by the party receiving the information from a third party not under an obligation to keep that information confidential.

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

7.8 Further Assurances. The parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and
(c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

7.9 Rule 144. Wizzard covenants as follows: With a view to making available to the Interim Common Stockholder the benefits of Rule 144 of the SEC promulgated under the Securities Act, Wizzard will, for a period of two years from the Closing Date use commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of Wizzard under the Securities Act and the Exchange Act; and (iii) at the request of any Interim Common Stockholder, provide written confirmation that Wizzard is current in its reporting obligations under the Exchange Act.

7.10 Wizzard Common Stock Trading Market. It is understood and agreed by the parties that the Wizzard Common Stock is presently publicly traded on the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"); and that in the event that Wizzard seeks listing on any nationally recognized stock exchange or other trading medium like NASDAQ, that Wizzard will list all shares of Wizzard Common Stock thereon, including all Wizzard Common Stock issued or issuable under this Agreement.

8.      INDEMNIFICATION.

8.1 By Mosher. The Sellers (each an "Indemnifying Party") hereby agree, severally but not jointly, subject to the terms of this Section 8, to indemnify, defend and hold Wizzard and Interim (the "Indemnified Party") harmless from, against and in respect of:

     (a) any and all loss, liability or damage suffered or incurred by Wizzard or Interim by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by Interim contained herein or in any certificate, document or instrument delivered to Interim pursuant hereto or in connection herewith; and

     (b)  the Mosher Liabilities.

     Notwithstanding anything herein to the contrary, the Seller's indemnity obligation is limited to 50% of the cash payment portion of the Purchase Price, provided there is no fraud or deceit on the part of the Sellers in this respect. Additionally, Seller shall not have any indemnity obligation with respect to any liability that is or would be covered by insurance carried by Interim on the date of Closing.

8.2 By Buyer. The Buyer (an "Indemnifying Party") hereby agrees, subject to the terms of this Section 8, to indemnify, defend and hold Mosher (the "Indemnified Party") harmless from, against and in respect of:

     (a) any and all loss, liability or damage suffered or incurred by Mosher by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by Buyer contained herein or in any certificate, document or instrument delivered to Mosher pursuant hereto or in connection herewith; and

     (b)  the Interim Liabilities other than the Mosher Liabilities.

8.3  Claim Procedures.

     If the Indemnified Party determines in good faith that it is entitled to indemnification pursuant to the terms of Section 8.1 and 8.2 above (an "Indemnification Event"), then such Indemnified Party may deliver to the Stockholder Representative a written notice of such possible Indemnification Event (a "Claim Notice") setting forth (i) a brief description of the circumstances supporting such Indemnified Party's belief that such possible Indemnification Event exists or has occurred, and (ii) a non-binding preliminary estimate of the aggregate dollar amount of all damages that have arisen and may arise as a direct or indirect result of such possible Indemnification Event (such aggregate amount being referred to as the "Claim Amount"). The Indemnifying Party shall have thirty days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense of the Claim, and the Indemnified Party shall cooperate with it in connection therewith; provided, that (a) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party and shall not be reimbursed by the Indemnifying Party, (b) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party and the Indemnifying Party a release from all liability in respect of such Claim and
(c) nothing herein shall require any Indemnified Party to consent to the entry of any order, injunction or consent decreeing its ability to conduct its business operations after the date thereof. So long as the Indemnifying Party is reasonably contesting any such Claim in good faith, the Indemnified Party shall not pay or settle any such claim. If the Indemnifying Party does not notify the Indemnified Party within thirty days after the receipt of the Indemnified Party's notice of a Claim that it elects to undertake the defense of the Claim, the Indemnified Party shall have the right to contest, settle or compromise the Claim in the exercise of its reasonable judgment at the expense of the Indemnifying Party. The parties agree to cooperate fully with each other in connection with the defense, negotiations and settlement of any such Claim.

8.4  Arbitration.   All disputes under this Agreement shall be settled by
arbitration in Casper, Wyoming before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section
8.4. The arbitrator shall be selected by the joint agreement of the Indemnified Party and Indemnifying Party, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reason for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. The arbitrator shall award to the prevailing party, as determined by the arbitrator, all of its costs and fees. "Costs and Fees" shall mean all reasonable pre-award expenses of arbitration, including the arbitrator's fees, travel expenses and attorney's fees.

9.   TERMINATION AND ABANDONMENT.

9.1  Termination.  This Agreement may be terminated prior to the Closing
Date:
     (a)  by mutual consent of each party;
     (b) by Wizzard, if any representation of the Sellers set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in Section 5.1 could not be satisfied;
     (c) by the Sellers if any representation of Wizzard set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in Section 6.1 could not be satisfied;
     (d) by Wizzard if the Sellers fail to perform or comply with any of its obligations that it is required to perform or to comply with under this Agreement such that the conditions set forth in Section 5.2 and Section 5.5could not be satisfied;
     (e) by the Sellers if Wizzard fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the condition set forth in Section 6.2 could not be satisfied; or
     (g) by either Wizzard on one hand, or the Sellers on the other hand, if the Closing does not occur on or before September 30, 2005, or such later date as the parties may mutually agree (unless the failure to effect the Closing by such date shall be due to the action or failure to act of the party or parties seeking to terminate this Agreement in breach of such party's or parties' obligations under this Agreement).
     Any party desiring to terminate this Agreement shall give prior written notice of such termination and the reasons therefor to the other party.

9.2 Effect of Termination. In the event of termination of this Agreement and the abandonment of the Contemplated Transactions pursuant to this Article 9, this Agreement (other than Section 7.3 or Section 7.8, and Article 10 hereof) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement prior to termination. If this Agreement is terminated as provided herein, each party shall redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.

10.  GENERAL PROVISIONS.

10.1 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives.

10.2 Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

     If to the Sellers:

     Brenda Mosher
     1621 Goodstein
     Casper, WY  82601
     Facsimile: (307) 232-9755

     with a copy to:

     J. Kenneth Barbe, Esq.
     Brown, Drew & Massey, LLP
     159 North Wolcott, Suite 200
     Casper, Wyoming 82601
     Facsimile: (307) 265-8025

     If to Wizzard:

     Wizzard Software Corporation
     5001 Baum Boulevard, Suite 770
     Pittsburgh, Pennsylvania 15213
     Attention:  Christopher J. Spencer
                 President & CEO
     Facsimile: (412) 621-2625

     with a copy to:

     Leonard W. Burningham, Esq.
     Suite 205, 455 East 500 South Street
     Salt Lake City, Utah 84111
     Facsimile: (801) 355-7126


10.3 [Intentionally left blank].

10.4 Enforcement of Agreement. Both parties acknowledge and agree that the other party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which either party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

10.5 Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

10.6 Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent) except the Bilateral Non-Disclosure Agreement entered into between the parties and constitutes (along with the Disclosure Schedules, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

10.7 Disclosure Schedules.

     (a) The information in the Disclosure Schedules constitutes (i) exceptions to particular representations, warranties, covenants and obligations of the Sellers and Wizzard as set forth in this Agreement or (ii) descriptions or lists of Assets and Liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

     (b) The statements in the Disclosure Schedules, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.

10.8 Assignments, Successors and No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 10.8.

10.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.10 Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections" and "Schedules" refer to the corresponding Articles, Sections and Schedules of this Agreement and the Disclosure Schedules.

10.11 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

10.12 Governing Law. This Agreement will be governed by and construed under the laws of the State of Wyoming without regard to conflicts-of-laws principles that would require the application of any other law.

10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

10.14 Default. In the event of any default hereunder, the prevailing party in any action in that respect shall be entitled to recover reasonable attorney's fees and costs incurred.





THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              WIZZARD SOFTWARE CORPORATION


Dated:September 8, 2005            By/s/Christopher J. Spencer
                                   Christopher J. Spencer, President



                              THE SELLERS:


                              THE BRENDA MOSHER LIVING TRUST


Dated:September 8, 2005.            By/s/Brenda Mosher
                                   Brenda Mosher, Trustee


Dated:September 8, 2005.           /s/Brenda Mosher
                                   Brenda Mosher, Individually

                       INTERIM SCHEDULES


                   Schedule 3.2(b)   Triggered Defaults


     1. Interim has certain contractual arrangements as listed on Schedule 3.20(a). Mosher makes no representation as to whether any of the contracts or arrangements listed in Schedule 3.20(a) will be subject to cancellation or deemed to be in default as a result of this Transaction, or whether any approval or consent is required relative to any of the contracts or arrangements as a result of this Transaction. However, Mosher is aware that the approval of Interim Services, Inc. is required.

     2. The approval of Interim Services, Inc. is required. The parties will cooperate in the process of acquiring such approval.

     3. Interim has certain contractual arrangements as listed on Schedule 3.20(a). Mosher makes no representation as to whether any of the contracts or arrangements listed in Schedule 3.20(a) will be subject to cancellation or deemed to be in default as a result of this Transaction.



                    Schedule 3.2(c)   Required Consents

     Seller is not aware of any required consents other than as disclosed in
Schedule 3.2(b).


                 Schedule 3.3(a)   Outstanding Stock Rights

None


                  Schedule 3.7   Real Property Interests

None.

                   Schedule 3.8   Leased Real Property

The Property located at 1010 East First Street, Suite A, Casper, Wyoming is leased from Brenda Mosher.

              Schedule 3.9   Interim Permitted Encumbrances

     1.   The following assets are subject to leases agreements:

          Ikon copier

          HomMed Monitors

     2. Certain assets are shown on the Interim Balance Sheets for depreciation purposes, but are no longer actually in the possession of Interim.


     Schedule 3.10   Tangible Personal Property not in Interim's Possession

Certain assets are shown on the Interim Balance Sheets for depreciation purposes, but are no longer actually in the possession of Interim.


                Schedule 3.11   Accounts Receivable Aging

An accounts receivable aging report has already been delivered to Wizzard's accountant. The parties acknowledge and understand that the actual amount shown on the Accounts Receivable report do not necessarily reflect the actual amount that will be paid on the accounts because of certain adjustments or reductions that are or will be made by the third party payors.


          Schedule 3.12   Interim Permitted Encumbrances on Inventory

None.

                  Schedule 3.13   Undisclosed Liabilities

None.

             Schedule 3.14   Tax Extensions and Tax Encumbrances

None.


                  Schedule 3.16   Interim Employee Plans

SIMPLE IRA for qualified employees

     The employer matches Employee contribution up to 3%. The employees are 100% vested at the time of the contribution. The plan is managed by Wyoming Financial Security. Investments are entirely self directed by the employees who can invest in a number of funds offered by Franklin/Templeton. Employees qualify after earning $5000.00 per annum for 2 consecutive years

Health Insurance Plan

     The present carrier is Fortis. The plan is managed by Centennial Benefits Group. The benefit is available to fulltime (32 hours/week) employees who have worked for the company at least 90 days. Interim's current contribution to the premium is $270 per enrolled employee per month. If the actual premium for coverage is in excess of that amount the employee pays the additional portion.

Cafeteria plan

     This plan is provided through Companion Life and is managed by Centennial Benefits Group. The benefit is available to employees who have been employed more than 90 days and who work at least 20 hours per week. Interim pays $50 per enrolled employee per month toward the premium. The employees pay any excess premium.

Vacation/Sick Leave/Personal Time Off Policy

     After 90 days fulltime employees accrue 4 hours per pay period (every two weeks). After five years of employment, the employee accrues 5 hours per pay period. The accrued time can be used for any time off the employee desires, including sick time. There is a maximum accumulation of 160 hours and maximum of 80 consecutive hours of leave time used.

Health Club Payroll Deductions

     At the election of any employee Interim will do a payroll deduction and pay dues with such deduction to Lifetime Health and Fitness. Interim does not pay any part of such dues. For employees who participate in the payroll dues plan, the health club offers a discount on its dues.


     Paid holidays (and days the office is closed) include New Year's Day, Memorial Day, July 4, Labor Day, Thanksgiving, and Christmas.


                  Schedule 3.16(b)   Multiemployer Plans

None.


          Schedule 3.16(c)   Proceedings Against Employee Plans


None.


                  Schedule 3.16(f)   Accelerated Benefits

None.


             Schedule 3.17(a)   Legal Requirement Exceptions

Interim believes it is in material compliance with all Legal Requirements. Wizzard is aware of the dispute with the Office of the Inspector General and the settlement of such action.

          Schedule 3.17(b)   Interim Governmental Authorizations

     1.   Federal taxpayer identification number
          _________________________________.

     2.   Medicare license number
          ___________________________________________.

     3.   Medicaid license number
          __________________________________________.

     4.   State of Wyoming Home Health Agency license number
          ___________________.

     5. Interim also has accounts with the State of Wyoming for worker's compensation and unemployment compensation.



        Schedule 3.18(a)   Pending or Threatened Legal Proceedings

     1. Wizzard is aware of the settlement with the Office of the Inspector General.

     2. There was a disagreement with the Wyoming Worker's Compensation Davison regarding the classification of an Interim employee who is clerical staff and who runs certain errands. Although Interim disputes the position of the Wyoming Worker's Compensation Davison, Interim has changed the job duties of the employee so that she is no longer running the sort of errands that the Wyoming Worker's Compensation Davison claimed changed her classification as a clerical employee.



               Schedule 3.18(b)   Orders Affecting Interim

The settlement agreement with the Office of the Inspector General.



       Schedule 3.18(c)   Compliance with Orders Affecting Interim

None other than as disclosed in Schedules 3.18 (a) and 3.18(b).


         Schedule 3.19    Ordinary Course of Business Exceptions


None.


                   Schedule 3.20(a)   Interim Contracts

The parties have agreed to waive the requirement of this Schedule. Interim has certain contracts and arrangements (both formal and informal) and Wizzard accepts the Stock subject to whatever the status or nature of such contracts or arrangements may be.


        Schedule 3.20(b)   Interim Contracts Assignment Exceptions


Interim has certain contractual arrangements as listed on Schedule 3.20(a). Mosher makes no representation as to whether any of the contracts or arrangements listed in Schedule 3.20(a) will be subject to cancellation or deemed to be in default as a result of this Transaction, or whether any approval or consent is required relative to any of the contracts or arrangements as a result of this Transaction. However, Mosher is aware that the approval of Interim Services, Inc. is required.


        Schedule 3.20(c)   Interim Contracts Performance Exceptions

Interim has certain contractual arrangements as listed on Schedule 3.20(a). Mosher makes no representation as to whether any of the contracts or arrangements listed in Schedule 3.20(a) will be subject to cancellation or deemed to be in default as a result of this Transaction, or whether any approval or consent is required relative to any of the contracts or arrangements as a result of this Transaction. However, Mosher is aware that the approval of Interim Services, Inc. is required.


                   Schedule 3.22(a)   Interim Employees


Below is a complete and accurate list of the following information for each employee, director, independent contractor, consultant and agent of Interim, including each employee on leave of absence or layoff status: job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since December 31, 2004; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan:

     See the list attached hereto.

                  Schedule 3.23   Interim Labor Disputes

The Department of Employment has challenged Interim's treatment of certain an employee for worker's compensation purposes who makes periodic marketing stops at various medical facilities. Interim disputes the position of the Department of Employment but has or will reclassify such employee for purposes of the rates to be paid on worker's compensation premiums for such employee, or will change the job duties of such employee so that the current classification is correct.


             Schedule 3.24(c)   Interim Intellectual Property

     1. The name INTERIM HEALTHCARE OF WYOMING, INC. is registered as a Wyoming corporation with the Wyoming Secretary of State. Such registration is also effective as a trade name registration in Wyoming.

     2. Interim's right to use the trade name "Interim" is subject to the terms of its franchise agreement with Interim Services, Inc.

     3. Interim has not granted any other party a license, sublicense and other right to use any of its Intellectual Property.


                  Schedule 3.26   Known Product Defects

None.


                Schedule 3.27   Related Party Transactions

The Property located at 1010 East First Street, Suite A, Casper, Wyoming is leased from Brenda Mosher.



            Schedule 3.28   Broker and Finder Fee Obligations


The Seller engaged the services of Compass Advisors to assist in the sale of the Business. Mosher will be responsible for any compensation or commission due to such company.

                  WIZZARD SCHEDULES & EXHIBITS

Schedule 4.1(a)

Pennsylvania, Florida, Colorado

Schedule 4.1(b)

MedivoxRx Technologies, Inc is a subsidiary of Wizzard Software Corporation

Exhibit 2.1(d)

Chris Spencer
Armen Geronian
Gordon Berry
Alan Costilo

Exhibit 2.1(e)

Chris Spencer
Armen Geronian
Gordon Berry

Exhibit 2.2(c)
Lock-up/Leak-out Agreement


                   LOCK-UP/LEAK-OUT AGREEMENT

          THIS LOCK-UP/LEAK-OUT AGREEMENT (the "Agreement") is made and entered into as of the 8th day of September, 2005, between Wizzard Software Corporation, a Colorado corporation ("Wizzard"); and the Brenda Mosher Living Trust (the "Trust") and Brenda Mosher ("Mosher"), the Trustee and sole beneficiary of the Trust, collectively, the "Shareholder" herein.

          WHEREAS, the Trust of which Mosher is the Trustee and the sole beneficiary is the owner of all of the outstanding securities of Interim HealthCare of Wyoming, Inc., a Wyoming corporation ("Interim"); and

          WHEREAS, Wizzard, the Trust and Mosher executed and delivered a Stock Purchase Agreement of even date (the "Stock Purchase Agreement"), whereby Wizzard agreed to purchase and the Trust and Mosher agreed to sell all of the outstanding securities of Interim; and

          WHEREAS, all capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement; and

          WHEREAS, in order to facilitate the consummation of the transactions contemplated by the Stock Purchase Agreement and to provide for an orderly market for the Wizzard Common Stock subsequent to the Closing of the Stock Purchase Agreement, the Trust and Mosher have agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of such Wizzard Common Stock, all on the terms set forth below.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Notwithstanding anything contained in this Agreement, a Shareholder may transfer her/its shares of Wizzard Common Stock to her/its affiliates, partners in a partnership, subsidiaries and trusts, or spouses and lineal descendants for estate planning purposes, provided that the transferee (or the legal representative of the transferee) executes an agreement to be bound by all of the terms and conditions of this Agreement in connection with the resale of the Wizzard Common Stock acquired.

          2. Except as otherwise expressly provided herein, and except as such Shareholder may be otherwise restricted from selling shares of Wizzard Common Stock under applicable United States or state securities laws, rules and regulations, the Shareholder may only sell Wizzard Common Stock subject to the following conditions for the twenty-four (24) month period from the Closing of the Stock Purchase Agreement respecting the Wizzard Common Stock issued at Closing as partial payment of the Purchase Price of the Interim Common Stock, or the twenty-four (24) month period from the receipt of Phase I or Phase II Incentive payments respecting the Wizzard Common Stock, if any, issued and earned as additional payments of the Purchase Price of the Interim Common Stock under the Stock Purchase Agreement (the "Lock-Up/ Leak Out Period"):

     2.1 The Shareholder shall not be entitled to sell any Wizzard Common Stock for a period of twelve (12) months from Closing of the Share Purchase Agreement or any of the Phase I or II Incentive payment Wizzard Common Stock for a period of twelve (12) months from when any such Wizzard Common Stock is earned (the "Lock-Up Periods").

     2.2 The Shareholder may only sell Wizzard Common Stock subject to the following conditions for the twelve (12) month period following the expiration of the applicable Lock-Up Periods (the "Leak-Out Periods"):

          2.2(a)    The Shareholder shall be allowed to sell 1/12th of the
               Shareholder's shares of Wizzard Common Stock per month during the respective Leak-Out Periods, computed on the basis of the total shares of Wizzard Common Stock of the Shareholder that can be sold at the applicable time under the applicable Leak-Out Periods, on a non-cumulative basis, meaning that if no Wizzard Common Stock was sold during a month while Wizzard Common Stock was qualified to be sold, those unsold shares could not be sold in the next successive month; and like wise, if part of the Wizzard Common Stock that could be sold during any monthly period was sold, the Shareholder may not cumulate the unsold portion of that month's allotment to the next month and so forth. The Shareholder agrees that all sales will be made at no less than the best "asked" prices, and no sales will be made at the "bid" prices for the Wizzard Common Stock.

          2.2(b)    Except as otherwise provided herein, all Wizzard
               Common Stock shall be sold in "broker's transactions" and the Shareholder will comply with the "manner of sale" requirements as those terms are defined in Rule 144 of the Securities and Exchange Commission during the Leak-Out Period.

          2.2(c)    An appropriate legend describing this Agreement shall
               be imprinted on each stock certificate representing Wizzard Common Stock covered hereby, and the transfer records of Wizzard's transfer agent shall reflect such appropriately restrictions.

     2.3 The Shareholder agrees that she/it will not engage in any short selling of the Wizzard Common Stock during the applicable Lock-Up/Leak-Out Periods.

     2.4 During the applicable Lock-Up/Leak-Out Periods, Wizzard shall maintain its "reporting" status with the Securities and Exchange Commission; file all reports that are required to be filed by it during such period; and use its "best efforts" to ensure that the Wizzard Common Stock is continually quoted for public trading on a nationally recognized medium of no less significance than the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), the NASDAQ Small Cap or a recognized national stock exchange.

     2.5 With respect to any additional Wizzard Common Stock that may be issued to the Shareholder for Phase I or Phase II Incentives under the Stock Purchase Agreement, the applicable Lock-Up/Leak-Out Periods shall commence on the date that such Wizzard Common Stock is earned, for all purposes of computing when the applicable Lock-Up Periods and the applicable Leak-Out Periods shall commence with respect to any such Wizzard Common Stock.

          3. Notwithstanding anything to the contrary set forth herein, Wizzard may, in its sole discretion, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Wizzard Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.

          4. In the event of: (a) a completed tender offer to purchase all or substantially all of Wizzard's issued and outstanding securities; or
(b) a merger, consolidation or other reorganization of Wizzard with or into an unaffiliated entity that results in a change in control of Wizzard, then this Agreement shall terminate as of the closing of such event and the Wizzard Common Stock restricted pursuant hereto shall be released from such restrictions.

          5. Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholder shall be entitled to her/its respective beneficial rights of ownership of the Wizzard Common Stock, including the right to vote the Wizzard Common Stock for any and all purposes.

          6. The number of shares of Wizzard Common Stock included in any monthly allotment that can be sold by a Shareholder and the per share price restrictions covered by this Agreement shall be appropriately adjusted should Wizzard declare a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Wizzard Common Stock.

          7. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

          8. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to Wizzard, at 5001 Baum Blvd. Suite 770, Pittsburgh, PA 15213; and to the Shareholder, at the address below. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

          9. The resale restrictions on the Wizzard Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

          10. If Wizzard or the Shareholder fail to fully adhere to the terms and conditions of this Agreement, such party shall be liable to the other party for any damages suffered by reason of any such breach of the terms and conditions hereof. The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by the Shareholder, that in addition to all other remedies that may be available in law or in equity to Wizzard, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring the Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the Shareholder to perform her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that Wizzard may suffer as a result of any breach or continuation thereof.

          11. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

          12. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania applicable to contracts entered into and to be performed wholly within said State; and Wizzard and the Shareholder agree that any action based upon this Agreement may be brought in the United States and state courts of Wyoming only (unless Shareholder consents otherwise), and each submits herself/itself to the jurisdiction of such courts for all purposes hereunder.

          13. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney's fees incurred in the enforcement of this Agreement.

          IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.






                         WIZZARD SOFTWARE CORPORATION


Date: September 8, 2005. By/s/Christopher Spencer
                         Its President


                         THE BRENDA MOSHER LIVING TRUST


Date: September 8, 2005. By/s/Brenda Mosher
                              Brenda Mosher, Trustee



                         BRENDA MOSHER


Date: September 8, 2005. By/s/Brenda Mosher

                         Brenda Mosher
                         (Printed Name)

                         /s/Brenda Mosher
                         (Signature)

                         _____________________________________
                         (Street Address)

                         _____________________________________
                         (City and State)

Exhibit 2.2(c)
Employment Agreement

                       EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made this 8th day of September, 2005, between Interim HealthCare of Wyoming, Inc., a Wyoming corporation having a place of business at 1010 East First Street, Casper, WY 82601 (the "Employer"), and Brenda Mosher, an individual residing at 1621 Goodstein, Casper, WY 82609 (the Employee).

     WHEREAS, the Employee desires to be employed by the Employer, and Employer desires to hire the Employee, upon the terms contained in this Agreement, while compromising, canceling and settling all prior employment arrangements with the Employer.

     NOW, THEREFORE, it is agreed as follows:

     1.        Employment

          The Employer hereby employs the Employee; and the Employee hereby accepts employment upon the terms contained in this Agreement.

     2.        Term

          The term of this Agreement will commence on Closing of the Stock Purchase Agreement of even date between the Employer and, among others, the Employee (the "Stock Purchase Agreement"), and will continue in effect for a minimum period of two (2) years or until terminated pursuant to this Agreement. Unless otherwise defined herein, capitalized terms shall have the meanings attributed to them in the Stock Purchase Agreement.

     3.        Duties

          The Employee shall manage all day to day operations related to the Employer's home healthcare business in Casper, Wyoming and will provide counsel and direction regarding Employer's Parent's (Wizzard Software Corporation, a Colorado corporation) expansion into the home healthcare industry, for a minimum of two (2) years; and to provide reasonable consultation in Casper, Wyoming from time to time for a minimum of three (3) years beyond the first two years, on a no-fee basis, not to exceed eight (8) hours per month at reasonable times.

     4.        Compensation

          As compensation for all services rendered by the Employee under this Agreement, the Employer will pay the Employee an annual salary of Ninety Thousand Dollars ($90,000) during the initial two (2) year term of this Agreement. The Employee commits to work 40 hours per week in exchange for the compensation. The Employee may allocate such 40 hours over the seven days of the week in what ever manner the Employee desires, so long as the Employee is completing the required work; however, the Employee will, in general, try to be present during the normal Monday through Friday work week of other employees of Interim.

     5.        Vacations

          Employee has 160 hours of accumulated vacation time, which is the most unused vacation time the Employee can accrue. As the Employee uses the accrued vacation time, she will begin accruing additional vacation time at the rate of five (5) hours per pay period (with a pay period being every two weeks). Any unused vacation time will be paid to the Employee on termination of employment.

     6.        Benefits

          The Employer shall pay the following expenses and provide the following benefits to the Employee:

     a. all fees for all licenses needed by the Employee to perform nursing and related services for the Employer;

     b. pay the reasonable expenses related to the employee's continuing education requirements;

     c. pay for the annual independent audit required under the settlement agreement with the Office of the Inspector General (the Employer may deduct up to $10,000 of the amount actually paid for such audit from the Employee's annual salary);

     d. continuation of the current health insurance plan or a company wide health plan of comparable benefits; and

     e.        continuation of the current simple IRA plan.

     7.        Non-Disclosure

          Mosher shall keep confidential all information of any type or nature whatsoever and without qualification regarding Interim, its employees, customers, customer lists, contractual agencies, accounts receivable and payable, the present and intended business operations or prospects of Interim or any other type of information whatsoever in relation thereto or to Interim or Wizzard, regardless for a period of five (5) years from the expiration of this Agreement.

     8.        Expenses

          The Employee is authorized to incur reasonable expenses in promoting the business of the Employer, including expenses for entertainment, travel and similar items. The Employer will reimburse the Employee for all such expenses upon presentation by the Employee, from time to time, of an itemized account of such expenditures. Notwithstanding the foregoing, the Employee will get pre-approval for the cost of travel.

     9.        Restrictive Covenant

          For a period of five (5) years after the termination or expiration of this Agreement, and during the term hereof, within the area consisting of Wyoming, the Employee will not, directly or indirectly, either as an individual, partner, employee, agent, salesman, officer, director, shareholder, lender, or otherwise, own, manage, operate, control, be employed by, participate in, or be connected in any way with the ownership, management, operation or control of any business that is engaged in providing home health care and health care staffing. However, nothing herein shall be deemed to prevent or limit the right of the Employee to invest in the stock or other securities of any corporation whose stock or securities are publicly owned and regularly traded on any public exchange. The parties intend this Agreement to be enforced as written. However, in the event that any provision of this paragraph 8 is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the court making such determination shall have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words and phrases, and in its reduced form such provision shall then be enforceable and shall be enforced. This paragraph will survive and continue in full force notwithstanding any termination of the Employee's employment.

     10.       Termination and Effects of Termination

          This Agreement and the Employee's employment may be terminated in any of the following ways:

     a. Termination Upon Death or Disability. This Agreement shall automatically terminate upon the death of the Employee. In the event of the Disability (as defined below) of the Employee, the Employer shall have the right to terminate this Agreement upon giving the Employee thirty (30) days advance written notice. For purposes of this Agreement, the term Disability means any physical or mental disability or incapacity that renders or is expected to render the Employee incapable of performing the essential functions required of the Employee in accordance with the obligation under
Section 3 hereof for a period of eighteen (18) consecutive weeks or for shorter periods aggregating to eighteen (18) consecutive weeks during any twelve (12) consecutive months.

     b. Termination by Employer. The Employer may terminate this Agreement at any time without cause in its sole discretion, and without further liability except for accrued salaries, and subject to Paragraph 10(f) below.

     c. Termination by Employer for Cause. The Employer may terminate this Agreement for Cause (as defined below). For purposes of this Agreement, the Employer shall have Cause to terminate this Agreement (i) if the Employee commits any act or omission that represents a breach in any material respect of the terms of this Agreement; or (ii) or for any act of deceit, dishonesty or fraud or similar conduct by the Employee.

     d. Notice and Opportunity to Cure. Notwithstanding the foregoing, as a condition precedent to the Employer's right to terminate this Agreement pursuant to paragraphs 10(c) (i), the Employer shall provide the Employee with written notice stating with specificity the reason for the termination (Failure or Breach), and provide the Employee with seven (7) days to effectively cure the Failure or Breach.

     e. Termination by Employee. The Employee, upon thirty (30) days advance written notice to the Employer, may terminate this Agreement for any reason.

     f.        Effects of Termination.

          (i) If the Employee leaves the employment of the Employer during the first year of this Agreement for any reason except termination without Cause, Disability, death or crippling illness; Employee shall suffer as liquidated damages (and not as a penalty) the amount of:

          (1) Cancellation of the Purchase Price payment for Wizzard Common Stock under the Stock Purchase Agreement, with such Wizzard Common Stock to be returned to Wizzard for cancellation; and

          (2) Cancellation of Phase I Incentives under the Stock Purchase Agreement; and

          (3) Cancellation of Phase II Incentives under the Stock Purchase Agreement.

     (ii) If the Employee leaves the employment of the Employer during the second year of the Agreement for any reason except termination without Cause, Disability, death or crippling illness, Employee shall suffer as liquidated damages (and not as a penalty) the amount of:

          (1) Cancellation of 50% of the Purchase Price payment for Wizzard Common Stock under the Stock Purchase Agreement; and

          (2) Cancellation of any unearned Phase I and Phase II Incentives under the Stock Purchase Agreement.

     (iii) If the Employee leaves the Employment of the Employer anytime within the first two years of the Agreement for any reason except termination without Cause, Disability, death or crippling illness, Employee shall suffer liquidated damages in the amount of cancellation of any Phase I or Phase II Incentive payments not then earned. No Phase I or Phase II Incentive payments will be deemed to have been earned for any year in which this Agreement was terminated prior to the end of any such year of this Agreement. For example, if this Agreement was terminated in fourteen (14) months, the Employee would have earned the Phase I Incentive payment, if any were due under the Stock Purchase Agreement, for the first year of this Agreement; however, the Phase II Incentive payment for the second year of this Agreement would be deemed to not have been earned.

     (iv) If the Employer terminates the Employment of Employee at anytime within the first two years of this Agreement for any reason except termination with Cause, Disability, or death, the Employer shall continue to pay the salary due to the employee under this Agreement for the remainder of the two years.

     11.       Injunctive Relief

          A breach or threatened breach of the provisions of paragraph 8 of this Agreement in any respect will be material and will result in substantial and irreparable injury to the Employer and/or any third party beneficiary of this Agreement. In the event of a breach or threatened breach by the Employee, the Employer and/or any third party beneficiary will be entitled to an injunction restraining the Employee therefrom. This provision shall not be construed as prohibiting the Employer and/or any third party beneficiary from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee.

     12.       Failure of Performance

          If either party fails in the due performance of any of her or its obligations under the terms of this Agreement, the other and/or any third party beneficiary of this Agreement will have the right at her or its election to sue for damages for such breach and to seek such legal and equitable remedies as may be available to the aggrieved party, including the right to recover all reasonable expenses, which shall include reasonable attorneys' fees and interest on any money due under the terms of this Agreement at a rate of 10% per annum or the judgment rate of interest, whichever is greater, incurred: (a) to sue for damages; (b) to seek such other legal and equitable remedies; and (c) to collect any damages and enforce any court order or settlement agreement including, but not limited to, additional application to the court for an order of contempt. Nothing herein contained shall be construed to restrict or impair the rights of either party and/or any third party beneficiary from exercising this election. All rights and remedies herein provided or existing at law or in equity will be cumulative of each other and may be enforced concurrently therewith or from time to time.

     13.       Miscellaneous

          The following provisions shall apply to this Agreement:

     a. The paragraph headings contained in this Agreement have been prepared for convenience of reference only and shall not control, affect the meaning, or be taken as an interpretation of any provision of this Agreement.

     b. Several copies of this Agreement may be executed by the parties, each of which shall be deemed an original for all purposes, and all of which together shall constitute but one and the same instrument. Facsimile signatures will be deemed to be original signatures.

     c. In the event any term or condition of this Agreement should be breached by either party and thereafter waived by the other party, then such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach either prior or subsequent to the breach so waived.

     d. If the consent of either party is required for whatever reason under the terms of this Agreement, such consent shall not be unreasonably withheld.

     e. Wherever necessary or appropriate, the masculine gender whenever used shall include the feminine, and the feminine shall include the masculine; the neuter shall include both masculine and feminine; the singular shall include the plural, and the plural shall include the singular.

     14.       Notices

          Any notice or other communication which may be given or which is required to be given under the terms of this Agreement shall be in writing and shall be delivered personally, or sent by registered mail, or certified mail return receipt requested to the post office address of the party as set forth on the first page hereof. Any notice which is mailed shall be deemed to have been given on the third business day after the day of mailing (not counting the day mailed), irrespective of the date of receipt. Notices may be signed by attorneys for the party sending the notice.

     15.       Applicable Law; Jurisdiction; Venue

          This Agreement will be governed by and construed in accordance with the laws of the State of Wyoming without regard to its principles of conflicts of law.

     16.       Binding Effect

          This Agreement and the transactions and other instruments provided for herein will be binding upon and inure to the benefit of the parties, their heirs, distributees, legal representatives, transferees, successors and assigns. This Agreement cannot be assigned by the Employee, without the express written consent of the Employer.

     17.       Severability

          Every provision of this Agreement is intended to be severable. If any provision is held to be invalid or unenforceable by law or by a court of competent jurisdiction, all other provisions shall nevertheless continue in full force and effect. In lieu of such invalid or unenforceable provision, there shall be added to this Agreement a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

     18.       Construction

          All understandings and agreements made by and between the parties are merged in this Agreement, which alone fully and completely expresses their agreement. This Agreement may not be changed, terminated, nor any of its provisions modified or waived, except in writing signed by all parties to this Agreement.

     19.       Keyman Insurance.

          If the Employer desires to get keyman insurance on the life of the Employee, the Employee will cooperate in such efforts and will agree to submit to reasonable medical tests reasonably required to obtain such insurance.

     IN WITNESS WHEREOF, we have signed this Employment Agreement.

                                   EMPLOYER:

                                   Interim HealthCare of Wyoming, Inc.

Date:September 8, 2005      .      By________________________

                                   Its________________________

                                   EMPLOYEE:

Date:September 8, 2005.            /s/Brenda Mosher
                                      Brenda Mosher